SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 21, 2013

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code (513) 381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Multi-Color Corporation convened its annual meeting of shareholders on August 21, 2013. The voting results on the proposals considered at the meeting are:

Proposal No. 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Ari J. Benacerraf	14,197,388	107,298	897,033
Robert R. Buck	14,136,030	168,656	897,033
Charles B. Connolly	14,103,430	201,256	897,033
Lorrence T. Kellar	14,080,750	223,936	897,033
Roger A. Keller	13,481,914	822,772	897,033
Thomas M. Mohr	14,136,230	168,456	897,033
Simon T. Roberts	14,130,421	174,265	897,033
Nigel A. Vinecombe	14,198,088	106,598	897,033

Proposal No. 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2014

Votes For	15,182,845
Votes Against	18,220
Abstentions	654
Broker Non-Votes	0

Proposal No. 3: Advisory (Non-Binding) Approval of Executive Compensation

Votes For	14,097,798
Votes Against	161,717
Abstentions	45,171
Broker Non-Votes	897,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: August 27, 2013	By:	/s/ Sharon E. Birkett
	Name:	Sharon E. Birkett
	Title:	Vice President, Chief Financial and Accounting Officer, Secretary